UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Seitel, Inc. (the “Company”) is a wholly-owned subsidiary of Seitel Holdings, Inc. (“Holdings”). As reported in the Current Report on Form 8-K dated July 19, 2018, Holdings and the Company underwent a change in control on July 17, 2018 (the “Change in Control Transaction”).
As disclosed in the Company’s Registration Statement on Form S-4 dated July 25, 2007, the Company previously entered into an Employment Agreement (the “Employment Agreement”) with Mr. Robert D. Monson, its Chief Executive Officer, whereby Mr. Monson is entitled to certain severance payments and benefits, including a cash severance payment in an amount equal to three times the sum of his Base Salary plus Target Bonus (the “Cash Payment”) in the event his employment is terminated without Cause, voluntarily or involuntarily after a Change in Control (as each such term is defined in the Employment Agreement).
Notwithstanding that the Date of Termination (as such term is defined in the Employment Agreement) has not yet occurred, and is not expected to occur, on July 23, 2018, Mr. Monson entered into a Letter Agreement (the “Letter Agreement”) with the Company whereby the Company agreed to pay Mr. Monson the Cash Payment, together with an additional amount (the “Gross-Up Payment”) equal to the sum of (i) the amount of the excise tax payable under Section 409A of the Internal Revenue Code and (ii) the federal income taxes payable with respect to the amount set forth in clause (i). The Cash Payment equals $4,128,000.00 and the Gross-Up Payment equals $1,386,654.13. Pursuant to the Letter Agreement, by accepting the Cash Payment and Gross-Up Payment, Mr. Monson irrevocably waives certain rights and claims, including the right to receive any Additional Payment (as such term is defined in the Employment Agreement) under Section 9(j) of the Employment Agreement at any time after the date of the Letter Agreement, and the right to receive the severance payments and benefits under Section 9 of the Employment Agreement upon a future termination of his employment. The Cash Payment and the Gross-Up Payment will be paid within five (5) days of entering into the Letter Agreement.
The Company believes that entering into the Letter Agreement is beneficial to the Company. The Letter Agreement allows the Company to retain Mr. Monson in his current role as Chief Executive Officer of the Company notwithstanding the Change in Control Transaction, and Mr. Monson and the Company agree to negotiate in good faith to enter into an amended and restated employment agreement, which will provide for new severance terms. Except as set forth in the Letter Agreement, all other terms of the Employment Agreement survive and remain in effect.
The preceding description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Letter Agreement dated as of July 23, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: July 26, 2018	By:	/s/ Marcia H. Kendrick
Marcia H. Kendrick
Chief Financial Officer